SECTION SF 30 BLOCK 14 CONTINUATION PAGE SUMMARY OF CHANGES Solicitation/Contract Form The following changes have been made: Supplies or Services & Prices or Costs The following changes to Limits have been made: [ ** ] [ ** ][ ** ] [ ** ] [ ** ] [ ** ] [ ** ]

Description/Specifications/Statement of Work The Requirements text has been modified to: Contract Clauses Miscellaneous text in this section has been modified to: CONTINUATION SHEET Delivery Information DELIVERY INFORMATION CLIN DELIVERY DATE QUANTITY SHIP TO ADDRESS DODAAC / CAGE 0001 POP 01-JAN- 2024 TO 30-SEP-2028 N/A JPM CBRN MEDICAL KEVIN WATTS [ ** ] [ ** ] [ ** ] [ ** ] [ ** ]

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110 THOMAS JOHNSON DR

FREDERICK MD 21702

[**]

FOB: Origin (Shipping Point) W56XNH 0002 POP 01-JAN-2024 TO

30-SEP-2033 N/A (SAME AS PREVIOUS LOCATION)

FOB: Origin (Shipping Point) W56XNH 0003 POP 01-JAN-2024 TO

30-SEP-2033 N/A (SAME AS PREVIOUS LOCATION)

FOB: Origin (Shipping Point) W56XNH 0004 POP 01-JAN-2024 TO

30-SEP-2033 N/A (SAME AS PREVIOUS LOCATION)

FOB: Origin (Shipping Point) W56XNH 1001 POP 01-OCT-2028 TO

30-SEP-2033 N/A (SAME AS PREVIOUS LOCATION)

FOB: Origin (Shipping Point) W56XNH

CONTINUATION SHEET

Inspection and Acceptance

INSPECTION AND ACCEPTANCE TERMS

Supplies/services will be inspected/accepted at:

CLIN INSPECT AT INSPECT BY ACCEPT AT ACCEPT BY 0001 Origin Government Origin Government 0002 Origin Government Origin Government 0003 Origin Government Origin Government 0004 Origin Government Origin Government 1001 Origin Government Origin Government

CONTINUATION SHEET

Performance Work Statement

Performance Work Statement

Procurement of BioThrax(r) (Anthrax Vaccine Adsorbed) (BioThrax(r)) as Pre-Exposure Prophylaxis (PrEP) for Anthrax Disease

1. Background and Purpose The Joint Program Manager for Chemical, Biological, Radiological and Nuclear Medical (JPM CBRN Medical) is seeking an indefinite delivery indefinite quantity (ID/IQ) contract with Emergent Biodefense Operations Lansing LLC (Emergent). When a delivery order is placed, it shall consist of the minimum purchase of doses of BioThrax(r). The contract is structured with the option to purchase BioThrax(r) doses, up to the maximum dollar value as set forth herein, over a ten (10) year period consisting of a five (5) year base period and a five (5) year option period to replenish expiring doses within the Administration for Strategic Preparedness (ASPR) Strategic National Stockpile (SNS). The Department of Defense (DoD) will purchase a minimum of doses when placing a delivery order during the five (5) year base period of performance with up to four (4) scheduled deliveries per year. A five (5) year option period will follow upon conclusion of base period to be exercised prior to the expiration of the base period. The Services (DoD) require an anticipated doses of Emergent's BioThrax(r) vaccine with Pre-exposure Prophylaxis (PrEP) indication for treatment of anthrax disease annually for ten (10) years beginning in Fiscal Year 2024 (FY24). This is a new procurement to provide the Services with a PrEP anthrax vaccine required by DOD Memorandum Clarifying Guidance for Smallpox and Anthrax Vaccine immunization Programs, dated November 12, 2015. Additionally, the Secretary's Declaration for Anthrax vaccine as a covered countermeasure issued pursuant to the Public Readiness and Emergency Preparedness (PREP Act), section 319F-3 of the Public Health Service Act (42 U.S.C.247d-6d), applies to this contract, subject to the terms and conditions of such declaration and any amendments thereto. ASPR SNS manages the current stockpile. It will no longer procure BioThrax(r) for PrEP. Instead, SNS will be procuring CYFENDUS(r) (AV7909) for post exposure (PEP) treatment. JPM CBRN Medical is partnering with the Defense Health Agency (DHA) to meet the shared mission of providing the warfighter protection from effects of anthrax disease. This action will extend protection to the warfighter by stockpiling BioThrax(r) doses so there is no gap in protection. 1.1 Period of Performance This Contract has two (2) periods of performance. - A base period of five (5) years beginning January 01, 2024, through September 30, 2028. - An option period of five (5) years beginning October 01, 2028, through September 30, 2033 2. Scope The DoD will purchase a minimum of doses when placing a delivery order. Each delivery order shall consist of up to four (4) scheduled deliveries per year. The total period of performance is 120 months. 2.1 Manufacturing of BioThrax(r) and cGMP Compliance: [ ** ] [ ** ] [ ** ] [ ** ]

a) The Contractor shall manufacture BioThrax(r) in accordance with current Good Manufacturing Practices (cGMP) guidelines. b) The Contractor shall provide a Project Manager to lead the effort and provide primary and secondary points of contact who shall be available 24 hours per day, seven (7) days per week to be notified in case of a public health emergency. c) All BioThrax(r) delivered under this contract must be labeled with an expiration date consistent with its current product license at the time of manufacture. d) Products delivered under this contract will have a four (4) year shelf life from the date of manufacture and must be delivered in accordance with cGMP guidelines. Upon request, Contractor will provide batch records to the Government. e) The Contractor shall notify the Government of Biologics Process Deviation Reports (BPDR) related to the safety and/or efficacy of BioThrax(r) within two (2) days after reporting to FDA. These notifications shall also be included in Quarterly Reports. f) The Government will have the option to conduct inspections of the Contractor's Lansing facility. Such inspections will be performed by the Contracting Officer Representative (COR) or the COR's designee(s). g) The Government will establish a FedEx account in concert with U.S. Army Medical Materiel Agency Distribution Operations Center (USAMMA DOC). 1. Account information will be provided to the Contractor. Shipment will be handled in accordance with the Deliveries Section below. 2. The Government shall rely on Contractor's existing quality assurance systems as a substitute for Government inspection before issuing notification of acceptance unless customary industry practices for the items being acquired include in-process inspection. 3. Any in process inspection by the Government shall be conducted in a manner consistent with industry practice. 2.2 ORDERING All Delivery Orders shall be bi-lateral, requiring both parties' consent to the terms outlined in each Order. a) The Government shall review annual production requirements and associated delivery forecasts with the Contractor during a scheduled conference in the first quarter of each fiscal year, these forecasts shall be communicated via a non-binding letter of intent issued by the Government within ten (10) business days of such agreement. Any updates will be communicated as soon as they are known.

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b) The Government shall provide the Contractor the delivery location and schedule prior to acceptance of any Order; the schedule is subject to manufacturing timelines and will be mutually agreed upon prior to issuance.

c) The Government shall negotiate delivery schedules for unforecasted requirements prior to issuance of an Order.

d) Within ten business (10) days of an Order being placed by the Government, the Contractor shall either accept or reject such Order. In the event the Contractor rejects an Order, the Contractor shall provide reason for such rejection with specificity, and the Government and Contractor shall work together in good faith to revise the Order to alleviate the Contractor's reason for such rejection.

2.3 DELIVERIES

a) The quantity of BioThrax(r) doses will be specified when an Order is placed. BioThrax(r) must be delivered on any business day, except federal holidays, within the scheduled month in accordance with the targeted delivery schedule.

b) The Contractor shall notify the Government promptly upon becoming aware of any deviations from the targeted delivery schedule. All changes to the targeted delivery schedule must be approved by the Contracting Officer (KO). All BioThrax(r) vaccine must be shipped and delivered IAW cGMP guidelines.

c) Temperature Control and Monitoring (FOB Origin, Contractor's facility):

1. Emergent shall be responsible for maintaining product temperature control until the product leaves their facility. Emergent will place Government approved temperature monitoring device(s) on all pallets prior to loading. SENSITECH TempTale 4 Bio (TT4 Bio) or similarly agreed upon template shall be inserted in each pallet prior to shipping to ensure product temperature is maintained throughout the shipping process. Receiving Contractor will record and download data via SENSITECH TempTale Manager Desktop Software or applicable template software and provide report to COR within two business days of receipt.

2. Upon transfer of the product to the Government, the responsibility for temperature control shall transfer to the Government. As well as the responsibility for logging ambient exposure time.

3. Emergent shall be responsible for placing the product onto the truck(s) for shipment.

d) Acceptance Process

1. Contractor shall deliver to the Government, via e-mail:

(S) All required documentation outlined for delivery of product

(S) Notification of the date and time that the product was shipped.

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e) Acceptance Timeframe:

1. The Government will have ten (10) full business days, after receipt of all documentation required to establish that the requirements have been satisfied and provide Contractor notice that the Government accepts the lot(s).

2. For purposes of this acceptance timeframe, business days are defined as 9:00AM to 5:00PM Eastern Time, Monday through Friday, excluding U.S. Government Holidays.

3. For the avoidance of doubt, The Government will provide the Contractor with a written acceptance or refusal of BioThrax(r) lot(s) no later than 5:00PM on the tenth (10th) business day after receipt of the documentation. If no notice is received the lots will be deemed accepted.

f) Product Delivery

1. The delivery of BioThrax(r) product shall be F.O.B Origin at the Contractor. The Government will provide the Contractor with delivery locations on specified orders.

g) Delivery Documentation

1. For product delivery, per the timeline specified in the Order, the COR shall notify the Contractor of the scheduled delivery date.

2. At least ten (10) business days prior to each product pick up by the Government, the Contractor shall provide to the Contracting Officer and COR:

o The delivery date that the product will be ready for loading onto the truck(s) scheduled by Contractor.

o Physical address of the product pick-up location (facility name, address, point of contact name and telephone number).

o Number of 40"x48" pallets, number of vials, and doses within the shipment.

3. At least 48 hours before each scheduled pick up the Contractor shall provide the following to the Contracting Officer and COR:

o Packing Slip

o Confirm the number of pallets, vials and doses to be loaded

o Diagram of the product shipment pallet (how many vials per box, per pallet)

o Certificate(s) of Analysis

3. Audits / Site Visits

a) Site Visits/Audits: The Government shall perform annual site visits/security audits as deemed necessary by the Government throughout the contract's period of performance. b) Quality: The Government reserves the right to visit the Contractor's site for the purpose of assessing quality on an annual basis or as deemed necessary by the Government throughout the period of performance of the contract. c) Notice: The Government will provide a two (2) week advance notice prior, to the Contractor, of all site visits and audits. The notice will include a statement concerning the intended scope of the audit and a list of the required documents or access to personnel. d) All audits will be conducted between normal business hours i.e., 8 a.m. through 4 p.m., Monday through Friday. 4. Meetings and Reporting Requirements a) The Contractor shall submit to the KO and to the COR quarterly progress reports covering the work accomplished during each reporting period. These reports are subject to technical inspection and requests for clarification by the COR. These shall be brief and factual and prepared in accordance with the following format: (1) Quarterly Progress Reports: Within fifteen (15) business days following a completed quarter of work, the Contractor shall submit a quarterly progress report to the COR and the KO. (2) The Contractor shall submit one (1) copy of the quarterly progress report electronically via e- mail. Any attachments to the e-mail report shall be submitted in Microsoft Word, PDF or a compatible version. b) Reports shall include the following specific information: (1) The contract number and title, the period of performance being reported, the contractor's name and address, the author(s), and the date of submission. (2) Section I - An introduction covering the purpose and scope of the contract effort. (3) Section II - The report shall detail, document, and summarize the results of work done in performance of this contract's requirements during the period covered and include a summary of work planned for the next reporting period. Production capacity assessment problems and recommendations to include: i. Inventory report of products manufactured and delivered to the USG under this contract. ii. Status of raw materials impacting delivery of vaccine doses. iii. Status of critical supplies, such as vials and stoppers, impacting delivery of vaccine doses.

iv. Biologics Process Deviation Reports related to the safety and/or efficacy of BioThrax(r) submitted to FDA. v. Corrective and Preventative Actions (CAPA) related to BioThrax(r) BPDR. vi. Overall performance assessment, problems encountered and recommended solutions. (4) Section III - An explanation of any difference between planned progress and actual progress, why the differences have occurred, and, if behind planned progress, what corrective steps are planned. The project plan and delivery schedule will be updated in each quarterly report and compared to the baseline plan and delivery schedule. c) Final Report: A final report is due 30 days prior to the end of the contract's final period of performance. d) The delivery of data and physical deliverables shall be coordinated with the COR. A copy of all data deliverables shall be sent to: usarmy.detrick.dod-jpeo-cbrnd.mbx.deliverable@mail.mil 5. Risk a) Risk Mitigation Plan: The Contractor shall submit a risk mitigation plan within 90 days after contract award and shall provide an updated plan after each year is complete. The plan should identify manufacturing, quality, regulatory, and shipment risks and countermeasures to mitigate these risks. b) The Contractor shall deliver, within the time frames specified, original reports to the KO and a copy to the COR. E-mail submissions of all reports are preferred. 6. Notification of Delays to the Government In the event the Contractor encounters difficulty in either meeting performance requirements, anticipates difficulty in complying with contract delivery schedule or date, or has knowledge that any actual or potential situation is delaying or threatens to delay the timely performance of this contract, the Contractor shall immediately notify the KO, and the COR. 7. Security The security classification level for this effort is unclassified. 8. Safety The Contractor shall adhere to all local, state, and federal rules and regulations required in maintaining a safe and non-hazardous occupational environment throughout the duration of this contract's period of performance. 9. Contracting Officer's Authority

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The KO is the only person authorized to make or approve any changes in any of the requirements of this contract and notwithstanding any provisions contained elsewhere in this contract, the said authority remains solely in the KO. In the event the Contractor makes any changes at the direction of any person other than the KO, the changes will be considered to have been made without authority and no adjustment will be made in the contract terms and conditions, including price.

Contracting Officer: Contracting Officer's Representative:

Brian Mazen Kevin Watts

Lead Contract Specialist Assistant Product Manager

8456 Brigade Street, Bldg. 4215 CBRN Medical CDP/BDP

APG, MD 21010 110 Thomas Johnson Drive

[**] Frederick, MD 21702

brian.e.mazen.civ@army.mil [**]

Kevin.W.Watts2.civ@army.mil

BLOCK 14 CONTINUATION PAGE

Executive Summary

1. Contract W911SR-24-D-0001 is awarded to Emergent Biodefense Operations Lansing LLC (Emergent). This contract is for a single award, Indefinite Delivery/Indefinite Quantity (IDIQ) for the effort titled, "Procurement of BioThrax(r) (Anthrax Vaccine Adsorbed) (BioThrax(r)) as Pre-Exposure Prophylaxis (PrEP) for Anthrax Disease."

2. The total base ordering period for this contract shall be from 01 January 2024 to 30 September 2028.

3. This contract includes an optional five year ordering period that shall be from 01 October 2028 to 30 September 2033.

4. The ceiling for this IDIQ vehicle is [**] . No one order, or any combination of orders placed during the any ordering period, shall exceed the ceiling value.

5. The Government guarantees that when an order is placed, the minimum order in a given ordering period shall be [**] doses.

6. The guaranteed minimum amount of this IDIQ vehicle shall be [**] via delivery order 01, with the intent of this amount being funded in an Order for the 2023-2024 period.

BLOCK 14 CONTINUATION PAGE P00001 The purpose of this modification is to: 1. Insert Commercial Clause 52.222-54. All other terms and conditions remain the same in full force and effect P00002 1. The purpose of this modification is to incorporate Federal Acquisition Regulation (FAR) 52.222-90, Addressing DEI Discrimination by Federal Contractors. (Deviation 2026-O0040 Revision 1). All other terms and conditions remain the same in full force and effect. Additional Information/Notes The following clauses were added: